SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of earliest event reported: March 15, 2013

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The Company is announcing revised earnings for the fourth quarter and year ended December 31, 2012. After the Company’s earnings release on January 31, 2013, the Company determined that an additional provision for loan losses of $1.9 million will be required as a result of further information obtained by the Company about one of its commercial loan customers.

During the first quarter of 2013, the Company became aware that one of its commercial loan customers had recognized material losses and that the borrower is insolvent and contemplating a bankruptcy filing. We do not believe that we will recover the amount owed from the collateral.

Given the doubtful realization of this loan principal represented by funds advanced under the line of credit as of year-end, the Company is charging off the balance of the loan amounts advanced under the line of credit as of December 31, 2012 in the amount of $1.9 million. The Company will continue to work with this borrower in an attempt to recover part of the charge-off. Any amounts recovered in subsequent periods will be reported as recoveries through its Allowance for Loan Losses.

An additional provision for loan losses equivalent to the charge-off of $1.9 million will be recognized in the Statement of Consolidated Income for the year ended December 31, 2012.

With the recognition of the additional provision, net of the income tax effect, the Company’s previously announced net income of $4.2 million for the year ended December 31, 2012, or $.92 per common share, is now revised to $2.9 million, or $.64 per common share. Return on assets and return on equity is revised from .79% and 8.60% to .55% and 5.99%, respectively. Net charge-offs for the year are revised to $2.25 million, or .78% of average total loans. The allowance for loan losses is now 1.21% of total loans and 67.5% of nonperforming loans. The Company’s regulatory capital ratios remain above the amounts necessary for the Company to be deemed well-capitalized at December 31, 2012, as follows:

	Company Ratio	Well-Capitalized
Tier I capital to risk weighted assets	13.15%	6.00%
Total risk-based capital to risk weighted assets	14.10%	10.00%
Tier I capital to average assets	10.24%	5.00%

Likewise, for the fourth quarter ended December 31, 2012, the Company’s previously announced net income of $803,000, or $.17 per share, is now revised to a net loss of $464,000 or $(.11) per share.

The Company will file its annual report on Form 10-K by March 29, 2013. Attached as Exhibit 99 are unaudited financial highlights with all revisions included.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Selected Financial Data—Unaudited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, CEO

Date: March 15, 2013